Exhibit No. 11


               FIRST CITIZENS FINANCIAL CORPORATION AND SUBSIDIARY
                   UNAUDITED COMPUTATION OF PRIMARY AND FULLY
                           DILUTED EARNINGS PER SHARE
                      (In thousands, except per share data)


                                                        Three Months Ended
                                                              March 31,
                                                        -------------------
                                                         1996       1995(a)
                                                         ----       -------
PRIMARY:
Net income...........................................  $1,078       $  947
                                                        =====        =====
Shares:
Weighted average number of common shares
 outstanding.........................................   2,903        2,855
Dilutive effect of exercise of stock options.........     276          249
                                                        -----        -----
Weighted average number of common shares
 outstanding, as adjusted............................   3,179        3,104
                                                        =====        =====

Earnings per share...................................  $  .34       $  .31
                                                        =====        =====
ASSUMING FULL DILUTION:

Shares:
Weighted average number of common shares, as
 adjusted for primary computation....................   3,179        3,104
Additional dilutive effect of exercise of stock
 options.............................................       1           14
                                                        -----        -----

Weighted average number of common shares
 outstanding, as adjusted............................   3,180        3,118
                                                        =====        =====

Earnings per share...................................  $  .34       $  .30
                                                        =====        =====

- -----------

(a) Restated for the effects of a 10% stock dividend declared on April 19, 1996, which will be distributed on June 3, 1996 to stockholders of record as of May 3, 1996.



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